UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

_____________________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 12, 2012
______________________________

IMPERIAL INDUSTRIES, INC.

(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

         1-7190                      65-0854631
              (Commission File No.)                        (IRS Employer Identification No.)

1259 NW 21st Street
Pompano Beach, Florida 33069
(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (954) 917-4114
Not Applicable
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b) )

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c) )

Item 8.01.	Other Events

On June 12, 2012, Imperial Industries, Inc. (the “Company”) and Q.E.P. Co., Inc. (“QEP”) entered into a non-binding Letter of Intent (the “LOI”) with regard to the proposed acquisition of the Company by QEP (the “Merger Transaction”). In the LOI, QEP has proposed to pay not more than $.30 for each outstanding share of the Company’s common stock. QEP has the right to terminate the LOI at any time for any reason. The LOI automatically terminates as of July 12, 2012 unless a definitive merger agreement was entered by such date or the parties agreed to extend the LOI.

On July 12, 2012, the Company and QEP agreed to extend the term of the LOI until July 30, 2012. All other terms and conditions of the non-binding LOI remain in full force and effect.

The proposed Merger Transaction would be subject to a number of customary closing conditions, including obtaining approval from the holders of a majority of the Company’s outstanding shares of common stock at a Company shareholder meeting. There can be no assurance that the Company will enter into a definitive merger agreement or that the Company’s shareholders would receive $.30 per share.

A press release regarding the foregoing is attached hereto as Exhibit 99.1.

Item 9.01             Financial Statements and Exhibits.

(c)          Exhibits

Exhibit Number	Description

99.1	Imperial Industries, Inc. Press Release Dated July 13, 2012

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Imperial Industries, Inc.

Date July 13, 2012	By:	/s/ Howard L. Ehler, Jr.
Howard L. Ehler, Jr.
Principal Executive Officer/Chief Operating Officer

INDEX TO EXHIBITS
.

Exhibit Number	Description

99.1	Imperial Industries, Inc. Press Release Dated July 13, 2012